                                                                    EXHIBIT 99.1

NEWS RELEASE

                                                    [LASER VISION CENTERS, INC.]


                    LASERVISION RECORDS EARNINGS OF $0.55 PER
                          DILUTED SHARE FOR FISCAL 1999

                    - COMPANY ANNOUNCES 2 FOR 1 STOCK SPLIT -

ST. LOUIS, MISSOURI--July 12, 1999--LASER VISION CENTERS, INC. (Nasdaq: LVCI) announced today that revenue for the fourth quarter ended April 30, 1999 increased 141% to $18,785,000 from $7,803,000 for the April 1998 quarter. Net income for the April 1999 quarter was $2,987,000 or $0.28 per share ($0.23 per share diluted) compared to $127,000 or $0.01 per share for the same quarter a year ago. For the quarter, earnings before interest, taxes, depreciation and amortization (EBITDA) increased 182% from $1,594,000 to $4,493,000.

Revenues for the 1999 fiscal year were $52,359,000, a 123% increase over fiscal 1998 revenue of $23,469,000. Net income for fiscal 1999 was $6,540,000 or $0.63 per share ($0.55 per share diluted) compared to a net loss for fiscal 1998 of $3,496,000 or $0.59 per share. For the year, EBITDA increased by 635% to $11,474,000 from $1,562,000.

LaserVision noted that excluding a tax benefit of $1,489,000 for the year ended April 30, 1999 earnings per share were $0.48 basic and $0.42 diluted. Excluding a tax benefit of $687,000 for the quarter ended April 30, 1999, earnings per share were $0.21 basic and $0.17 diluted.

LaserVision's Board of Directors today approved a 2-for-1 stock split payable August 9, 1999 to shareholders of record at the close of business on July 23, 1999. Had the stock split been reflected as if it occurred on May 1, 1997, then basic net income per share would have been $0.31 ($0.24 excluding the tax benefit) for the year ended April 30, 1999 versus a loss of $0.30 for the year ended April 30, 1998. Diluted net income per share would have been $0.27 ($0.21 excluding the tax benefit) for fiscal 1999 versus a loss of $0.30 for fiscal 1998.

For the April 1999 quarter, basic EPS after the stock split would have been $0.14 ($0.11 excluding the tax benefit) versus $0.00 for the April 1998 quarter and diluted EPS would have been $0.11 ($0.08 excluding the tax benefit) for the April 1999 quarter versus $0.00 for the April 1998 quarter.

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


Page Two
Laser Vision Centers, Inc.
July 12, 1999


"We are proud to report another banner year. The Company continues to exceed internal and external expectations. LaserVision continues to experience growth in terms of procedures, new surgeons and lasers,"LaserVision Chairman and CEO John J. Klobnak said. "We are extremely pleased with the growth in earnings and cash flow. We are also very pleased with our recent acquisition of Midwest Surgical Services, which is exceeding our projections. The continued growth in the marketplace and the predictability of our business model have required us to expand at a more rapid rate than we had anticipated to keep up with demand."

Mr. Klobnak noted LaserVision had added four new lasers to its U.S. laser fleet in May, four in June and plans to add six in July. He said LaserVision has 11 more lasers on order with Visx.

"We are also pleased to announce the two for one stock split. Since LaserVision has such a high percentage of institutional ownership, we believe this move will invite more smaller investors into the Company," Klobnak said.

Laser Vision is one of the world's largest providers of excimer lasers, related equipment and support services for the treatment of nearsightedness, farsightedness and astigmatism.

                                    - more -

Page Three
Laser Vision Centers, Inc.
July 12, 1999


                           LASER VISION CENTERS, INC.
                 SELECTED CONSOLIDATED STATEMENTS OF OPERATIONS

                       (THOUSANDS, EXCEPT PER SHARE DATA)

                                            Three Months Ended                  Twelve Months Ended
                                                  April 30,                          April 30,
                                            1999              1998              1999             1998
                                            ----              ----              ----             ----
Revenue                                   $18,785            $7,803            $52,359         $23,469

Gross Profit                              $ 6,463            $2,785            $17,691         $ 6,719

Operating Expenses                        $ 3,882            $2,514            $11,809         $ 9,592
                                          -------            ------            -------         -------

Income (Loss) from Operations             $ 2,581            $  271            $ 5,882        ($ 2,873)

Net Interest, Minority Interest
   and Other Expense                     ($   281)          ($  144)          ($   831)       ($   623)
                                          -------            ------            -------         -------

NET INCOME (LOSS) BEFORE TAXES           $  2,300            $  127            $ 5,051        ($ 3,496)

Income Tax Benefit                       $    687            $    0            $ 1,489         $     0
                                         --------            ------            -------         -------

Net Income (Loss)                        $  2,987            $  127            $ 6,540        ($ 3,496)

Deemed Preferred Dividends               $     49            $   43            $   171         $ 1,930
                                         --------            ------            -------         -------

NET INCOME (LOSS) APPLICABLE TO
   COMMON SHAREHOLDERS                   $  2,938            $   84            $ 6,369        ($ 5,426)
                                         ========            ======            =======         =======

NET INCOME (LOSS)
   PER SHARE-BASIC                       $   0.28            $ 0.01            $  0.63        ($  0.59)

NET INCOME (LOSS)
   PER SHARE - DILUTED                   $   0.23            $ 0.01            $  0.55        ($  0.59)

Weighted Average Number of
Common Shares Outstanding-basic            10,633             9,558             10,145           9,178

Weighted Average Number of
Common Shares Outstanding-diluted          13,153             9,558             11,965           9,178

EBITDA                                   $  4,493            $1,594            $11,474         $ 1,562


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Page Four
Laser Vision Centers, Inc.
July 12, 1999

                           LASER VISION CENTERS, INC.
                       SELECTED CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                                                              April, 1999               April, 1998
                                                              -----------               -----------

Cash                                                             $  8,173                   $  8,430

Other Current Assets                                             $ 15,238                   $  5,845

Net Property                                                     $ 20,983                   $ 14,191

Other Assets                                                     $  8,795                   $  2,363
                                                                 --------                   --------

Total Assets                                                     $ 53,189                   $ 30,829
                                                                 ========                   ========

Current Liabilities                                              $ 16,306                   $  8,721

Non-Current Liabilities                                          $  7,784                   $  6,615

Minority Interest                                                $    352                       -

Redeemable Preferred Stock                                       $  2,086                   $  1,915

Total Stockholders' Equity                                       $ 26,661                   $ 13,578
                                                                 --------                   --------

Total Liabilities & Equity                                       $ 53,189                   $ 30,829
                                                                 ========                   ========

Working Capital                                                  $  7,105                   $  5,554
                                                                 ========                   ========

The April 30, 1999 balance sheet does not include the $49 million that LaserVision received in May 1999 from the sale of 1,000,000 shares in a secondary stock offering and the exercise of 563,500 warrants and options.

Except for historical information, statements relating to LaserVision's plan, objectives and future performance are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Because of various risks and uncertainties, actual strategies and results in future periods may differ materially from those currently expected. Additional discussion of factors affecting LaserVision's business is contained in LaserVision's most recent filings with the Securities and Exchange Commission.

                                                            ###

Contact: John A. Stiles
         314-434-6900
         jstiles@laservision.com
         http://www.laservision.com